UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report: December 17, 2008
(Date of earliest event reported)
Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation		Identification Number)
200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)
(216) 861-3553
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2008, the Compensation Committee of the Board of Directors of Hawk Corporation, a Delaware corporation (the “Company”), approved the December 2008 payment of one-time discretionary cash bonuses, not pursuant to any existing bonus plan, to its named executive officers as shown below. These one-time discretionary bonuses were paid because of the success of the Company in achieving market share growth, introducing new products, obtaining new business awards, and strengthening its balance sheet.

Name	Title	Amount
Ronald E. Weinberg	Chairman of the Board and Chief Executive Officer	$750,000
B. Christopher DiSantis	President and Chief Operating Officer	$630,000
Joseph J. Levanduski	Vice President – Chief Financial Officer and Director of Corporate Development	$80,000
Thomas A. Gilbride	Vice President – Finance and Treasurer	$44,750
These discretionary bonuses are not part of the Company’s Annual Incentive Compensation Plan under which incentive awards to executive officers may be made by March 15, 2009. The Company also has an annual incentive plan under which incentive awards may be made to all eligible U.S. based, salaried employees of the Company, a portion of which were paid in December 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	HAWK CORPORATION
	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride,
Vice President – Finance and Treasurer

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